FORM 8-K

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                    Date of report: July 1, 1997
                 (Date of earliest event reported)


                       Integral Systems, Inc.
          (Exact name of registrant as specified in its charter)


Incorporated in:         SEC File No:       IRS Employer Identification No:
   Maryland                0-18603                    52-1267968


   5000 Philadelphia Way, Lanham, MD          20706
 (Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code:    (301) 731-4233
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Item 5. Other Events

Integral Systems, Inc. announced the consummation of a 3-for-1 stock split to all shareholders of record as of July 1, 1997. The stock split was previously approved by ISI's shareholders at the company's annual meeting in early June 1997.

Under the stock split, every shareholder of record as of July 1, 1997 will receive an additional two shares of the Company's common stock for every one share of common stock held. The company anticipates that the additional shares resulting from the split will be made available to shareholders on or about July 15, 1997.

Following the stock split, the total number of shares of the Company's common stock outstanding will be 2,858,538, as compared with 952,846 shares outstanding prior to the split. The company's shares are traded on NASDAQ under the symbol "ISYS".


Pursuant to the requirements of the Securities Exchange Act of 1934. The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            INTEGRAL SYSTEMS, INC.

                            BY:       /s/
                            Steven R. Chamberlain
                            Chairman of the Board and
                            Chief Executive Officer

                            DATE:    7/7/97


                            BY:      /s/
                            Thomas L. Gough
                            President, Chief Operating Officer
                            Director

                            DATE:    7/7/97


                            BY:      /s/
                            Elaine M. Parfitt
                            Chief Financial Officer, Principal
                            Accounting Officer

                            DATE:    7/7/97